UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 14, 2008

Vanguard Natural Resources, LLC
(Exact name of registrant as specified in its charter)

DELAWARE	001-33756	61-1521161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 San Felipe, Suite 485
Houston, Texas 77063
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

As previously reported in Vanguard Natural Resources, LLC (“Vanguard”) Current Report on Form 8-K filed with the Securities and Exchange Commission, (the “SEC”) on September 2, 2008, UHY LLP resigned as Vanguard’s independent registered public accounting firm effective August 27, 2008. On October 9, 2008, the board of directors of Vanguard, subject to approval of the engagement terms by the Audit Committee, requested BDO Seidman, LLP (“BDO”) to act as the independent registered public accounting firm in auditing the financial statements of Vanguard for the year ending December 31, 2008 and in performing such other attestation services for Vanguard as may be required for the remainder of calendar year 2008. On October 14, 2008, the Audit Committee of Vanguard approved the engagement terms of BDO and authorized BDO to serve as Vanguard’s independent registered public accountants for the fiscal year ending December 31, 2008.

During Vanguard’s and its predecessor’s two most recent fiscal years and the subsequent interim period prior to engaging BDO, neither Vanguard nor its predecessor nor anyone acting on its behalf consulted with BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Vanguard’s financial statements, and neither a written report nor oral advice was provided to Vanguard by BDO that was an important factor considered by Vanguard in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, LLC

	By:	/s/ Scott W. Smith
	Name:	Scott W. Smith
	Title:	President and Chief Executive Officer
October 14, 2008